Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION

DECLARES SECOND QUARTER 2013 DIVIDEND OF $0.25 PER COMMON SHARE

AND REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

MARCH 31, 2013 FINANCIAL RESULTS

Chicago, IL – May 15, 2013 - Ares Commercial Real Estate Corporation (NYSE:ACRE) announced that its Board of Directors has authorized a second quarter 2013 dividend of $0.25 per common share and announced its financial results for the quarter ended March 31, 2013. The second quarter 2013 dividend is payable on July 18, 2013 to common stockholders of record as of June 28, 2013. In separate announcements, the Company also reported today that it had entered into a purchase and sale agreement to acquire EF&A Funding, LLC, d/b/a Alliant Capital LLC (a national multi-family loan origination and servicing business) and that Todd Schuster was appointed to serve as Co-Chief Executive Officer of the Company effective June 1, 2013.

FIRST QUARTER 2013 HIGHLIGHTS

•                  Led the closing of two new loan commitments totaling $132.6 million, including a $107.1 million first mortgage loan commitment collateralized by multi-family properties in Atlanta, Georgia (of which ACRE initially funded a $26.7 million B-Note and a third party commercial bank initially funded a $68.1 million A-Note ) and a $25.5 million first mortgage loan commitment loan collateralized by office properties in Kansas City, Missouri. ACRE’s initial funding on the two loans was approximately $51.0 million.

•                  For the first quarter of 2013, Core Earnings of $0.9 million or $0.09 per basic and diluted common share.  Included in Core Earnings is $0.6 million or $0.07 per basic and diluted common share of transaction expenses related to the proposed acquisition of Alliant Capital LLC. Without the impact of such transaction expenses, Core Earnings for the first quarter of 2013 would have been $1.5 million or $0.16 per basic and diluted common share.

•                  Declared a first quarter 2013 dividend of $0.25 per common share, which was paid on April 18, 2013.

SUMMARY OF FIRST QUARTER FINANCIAL RESULTS

Net income (loss) attributable to common stockholders was $0.3 million or $0.04 per basic and diluted common share and $(116) thousand or $(0.12) per basic and diluted common share for the three months ended March 31, 2013 and 2012, respectively.  Core Earnings (loss) were $0.9 million or $0.09 per basic and diluted common share and $(116) thousand or $(0.12) per basic and diluted common share for the three months ended March 31, 2013 and 2012, respectively.  Included in net income attributable to common stockholders and Core Earnings is $0.6 million or $0.07 per basic and diluted common share of transaction expenses related to the proposed acquisition of Alliant Capital LLC. Without the impact of such transaction expenses, Core Earnings for the first quarter of 2013 would have been $1.5 million or $0.16 per basic and diluted common share.  The Company cannot provide any assurances that the proposed acquisition of Alliant Capital LLC will close. Reconciliations of Core Earnings to the most directly comparable GAAP financial measure, net income, are set forth in a table at the end of this presentation.

“We ended the first quarter on a strong note with the closing of two attractive investments totaling $132.6 million in total commitments.  Our momentum has continued with the closing of another quality $15.0 million loan commitment at the end of April, the execution of non-binding term sheets on approximately $50 million in potential loans and approximately $2 billion in potential loans with term sheets outstanding, soft quotes, indicative terms or at other stages of preliminary evaluation,” commented John Bartling, CEO of Ares Commercial Real Estate Corporation. “We continue to build our brand as a go-to provider of capital for sponsors and owners of commercial real estate seeking flexible and creative capital solutions in the middle market. The outlook for our core business is strong as commercial real estate fundamentals improve and as transaction activity expands into new markets.”

Mr. Bartling continued, “Earlier today, we announced our intention to acquire Alliant Capital LLC and to welcome Todd Schuster as co-CEO of our company. We are very pleased to expand our platform and further scale our company through this strategic acquisition that we expect will be accretive to our earnings per share.  We believe the combination with Alliant Capital LLC will not only enhance our market presence through its complementary direct origination platform, but it will also significantly broaden the product capabilities that we can offer our clients, providing significant revenue synergies.   We believe that the transaction provides entry into a less capital intensive and potentially higher returning segment with very attractive growth dynamics.  Todd has been a Board member since our IPO and we are thrilled to now have his full time commitment as his leadership, business insight and market knowledge will be invaluable to our company.”

SUMMARY OF INVESTMENTS AT MARCH 31, 2013

At March 31, 2013, the Company had originated seventeen loans totaling approximately $470.2 million in commitments with outstanding principal of $413.0 million.  At March 31, 2013, all loans were performing in accordance with the terms of the respective loan agreements.

Portfolio at March 31, 2013:

(amounts in millions, except percentages)

Loan Type	Location	Total Commitment (at closing)		Outstanding Principal (1)		Carrying Amount (1)		Interest Rate		LIBOR Floor	Unleveraged Effective Yield (2)	Maturity Date (3)	Payment Terms (4)

Transitional Senior Mortgage Loans

Apartment	Brandon, FL	$49.6		$44.2		$43.8		L+4.80%		0.5%	5.9%	Jan 2016	I/O

Office	Austin, TX	38.0		31.4		31.1		L+5.75%-L+5.25%	(5)	1.0%	7.6%	Mar 2015	I/O

Apartment	New York, NY	36.1		32.2		31.9		L+5.00%		0.8%	6.3%	Oct 2017	I/O

Office	Cincinnati, OH	35.5		27.0		26.9		L+5.35%-L+5.00%	(6)	0.3%	6.1%	Nov 2015	I/O

Apartment	New York, NY	26.3		23.0		22.8		L+5.75%-L+5.00%	(7)	0.2%	6.7%	Dec 2015	I/O

Office	Overland Park, KS	25.5		24.4		24.1		L+5.00%		0.3%	5.9%	Mar 2016	I/O

Apartment	Avondale, AZ	22.1		20.7		20.6		L+4.25%		1.0%	5.8%	Sep 2015	I/O

Apartment	New York, NY	21.9		18.7		18.6		L+5.75%-L+5.00%	(7)	0.2%	6.7%	Dec 2015	I/O

Apartment	New York, NY	21.8		18.8		18.7		L+5.75%-L+5.00%	(7)	0.2%	6.7%	Dec 2015	I/O

Office	Denver, CO	11.0		9.7		9.6		L+5.50%		1.0%	7.3%	Jan 2015	I/O

Stretch Senior Mortgage Loans

Office	Miami, FL	47.0		47.0	(8)	46.9	(9)	L+5.25%		1.0%	6.6%	Apr 2014	I/O

Office	Boston, MA	35.0		34.8		34.5		L+5.65%		0.7%	6.8%	Mar 2015	P&I

Apartment	Arlington, VA	13.4		13.4		13.3		L+5.15%		0.3%	6.2%	Dec 2014	I/O

Subordinated Debt Investments

Apartment	Atlanta, GA	39.0		26.7		26.5		L+10.70%	(10)	0.5%	12.1%	Apr 2016	I/O

Apartment	Rocklin, CA	18.7		18.7	(11)	18.5		L+6.40%	(11)	1.0%	9.9%	Dec 2013	I/O

Office	Fort Lauderdale, FL	15.0	(12)	8.0		7.9		L+10.75% -L+8.18%	(12)	0.8%	12.7%	Feb 2015	I/O

Office	Atlanta, GA	14.3		14.3		14.2		10.50%	(13)	—	11.0%	Aug 2017	I/O

Total/Average		$470.2		$413.0		$409.9					7.0%

(1)                                 The difference between the carrying amount and the outstanding principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)                                 Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults.

(3)                                 The Boston, Arlington and Miami loans are subject to one 12-month extension option. The Atlanta loan with a Maturity Date of April 2016, Austin, Avondale, Brandon, Cincinnati, New York loans with a Maturity Date of December 2015 and Fort Lauderdale loans are subject to two 12-month extension options. The Rocklin loan is subject to one 6-month extension option. Certain extension options may be subject to performance based or other conditions as stipulated in the loan agreement.

(4)                                 P&I = principal and interest; I/O = interest only.

(5)                                 The initial interest rate for this loan of L+5.75% steps down based on performance hurdles to L+5.25%.

(6)                                 The initial interest rate for this loan of L+5.35% steps down based on performance hurdles to L+5.00%.

(7)                                 The initial interest rate for this loan of L+5.75% steps down based on performance hurdles to L+5.00%.

(8)                                 On March 8, 2013, the Company entered into a loan assumption transaction with a new sponsor group to facilitate the purchase of a Class B office building in Miami, FL that was collateralized by the Company’s existing $47.0 million first mortgage loan.

(9)                                 The Carrying Amount of this loan is above 10%, but less than 20%, of total assets of the Company.

(10)                          This loan was co-originated with a third party using an A/B structure, with a cumulative interest rate of L + 4.95% and a LIBOR Floor of 0.50%. The A-Note (held by a third party) has an interest rate of L + 2.70% with no LIBOR Floor and the Company’s B-Note receives the full benefit of the LIBOR Floor on the full combined balance of the A-Note and B-Note. At the initial respective funded amounts of the A-Note and B-Note (as of March 31, 2013), the interest rate on the Company’s B-Note is L + 10.70% subject to a 0.50% LIBOR floor (with the benefit of any difference between actual LIBOR and the LIBOR floor on the A-Note and B-Note accruing to the B-Note). Accordingly, the interest rate on the Company’s B-Note would be 12.50% if LIBOR is equal to 0.0% and L + 10.70% if LIBOR is equal to or greater than 0.50%. As the Company funds additional proceeds on the loan under the B-Note up to the full $39 million level, the interest rate will decrease and the B-Note will have an interest rate of L +8.90% subject to a 0.50% LIBOR floor (with the benefit of any difference between actual LIBOR and the LIBOR floor on the A-Note and B-Note accruing to the B-Note). Accordingly, the interest rate on the Company’s fully funded loan under the B-Note would be 10.30% if LIBOR is equal to 0.0% and L + 8.90% if LIBOR is equal to or greater than 0.50%.

(11)                          This loan was co-originated with a third party using an A/B structure, with a cumulative interest rate of L + 4.10% and a LIBOR Floor of 1.00%. The fully funded A-Note (held by a third party) has an interest rate of L + 2.75% with no LIBOR Floor and the Company’s B-Note receives the full benefit of the LIBOR Floor on the full $50.5 million balance of the loan. The interest rate on the Company’s B-Note is L + 6.40% subject to a 1.00% LIBOR floor (with the benefit of any difference between actual LIBOR and the LIBOR floor on the A-Note and B-Note accruing to the B-Note). Accordingly, the interest rate on the Company’s B-Note would be 9.10% if LIBOR is equal to 0.0% and L + 6.40% if LIBOR is equal to or greater than 1.00%.

(12)                          The total commitment the Company co-originated was a $37.0 million first mortgage, of which a $22.0 million A-Note was fully funded by Citibank, N.A., with a cumulative interest rate of L + 5.25% and a LIBOR floor of 0.75%. The Company committed to a $15.0 million B-Note. The fully funded A-Note (held by a third party) has an interest rate of L + 3.25% with the LIBOR Floor, resulting in an initial interest rate on the Company’s B-Note of L + 10.75% with the LIBOR Floor. As the Company funds additional proceeds on the B-Note, the interest rate will decrease and the fully committed B-Note ($15.0 million) will have an interest rate of LIBOR + 8.18% with the LIBOR Floor.

(13)                          The interest rate for this loan increases to 11.0% on September 1, 2014.

RECENT DEVELOPMENTS

On April 29, 2013, the agreements governing the Citibank Facility were amended to provide that the limitation on the payment of dividends to the common shareholders of the Company in excess of 100% of taxable income will start to be tested on December 31, 2013.

On April 30, 2013, the Company originated an approximately $15.0 million stretch senior mortgage loan on an office building located in Mountain View, CA. At closing the outstanding principal balance was approximately $14.5 million. The loan has an interest rate of LIBOR + 4.75% subject to a 0.50% LIBOR floor and term of 33 months.

On May 9, 2013, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission in order to permit the Company to offer, from time to time, in one or more offerings or series of offerings, up to $1.5 billion of the Company’s common stock, preferred stock, debt securities, subscription rights to purchase shares of the Company’s common stock, warrants representing rights to purchase shares of the Company’s common stock, preferred stock or debt securities, or units. The Company may not sell securities pursuant to the registration statement until the registration statement is declared effective by the Securities and Exchange Commission.

On May 14, 2013, the Company entered into a Purchase and Sale Agreement (the “Agreement”) with Alliant, Inc., a Florida corporation, and The Alliant Company, LLC, a Florida limited liability company (collectively, the “Sellers”). The Agreement provides that, upon the terms and subject to the conditions set forth therein, at the closing of the transaction, the Company will purchase from Sellers (the “Acquisition”) all of the outstanding common units of EF&A Funding, L.L.C., d/b/a Alliant Capital LLC, a Michigan limited liability company, which houses the Sellers’ multi-family residential mortgage loan origination and servicing business. The Agreement provides that the Company will pay $52.9 million in cash, subject to certain adjustments, and issue 588,235 shares of its common stock in a private placement exempt from registration under the Securities Act of 1933, as consideration for the Acquisition. The cash portion of the transaction may be financed through additional debt financing, potential issuances of common or preferred stock and/or the repayment or sale of certain assets. The Acquisition is expected to close during the second half of 2013, subject to the satisfaction or waiver of various closing conditions as described in the Agreement. There can be no assurance that the Acquisition will be completed, or if it is completed, that it will close within the anticipated time period. In connection with the Acquisition, the board of directors of the Company approved the expansion of the Company’s investment guidelines to reflect the Acquisition, subject to the concurrent consummation of the Acquisition.

On May 14, 2013, the board of directors of the Company appointed Todd Schuster to join John B. Bartling, Jr., as the Company’s Co-Chief Executive Officer effective June 1, 2013. As a result of Mr. Schuster’s appointment as Co-Chief Executive Officer, Mr. Schuster is no longer “independent” for the purpose of serving on the audit committee of the Company’s board of directors and, consequently, resigned from such committee.

On May 15, 2013, the Company declared a cash dividend of $0.25 per common share for the second quarter of 2013. The second quarter 2013 dividend is payable on July 18, 2013 to common stockholders of record as of June 28, 2013.

INVESTMENT CAPACITY AND LIQUIDITY

As of May 14, 2013, the Company had approximately $360 million in potential loans with non-binding term sheets issued, approximately $650 million of potential loans with soft quotes or indicative terms provided and approximately $1.1 billion of potential loans in other stages of preliminary evaluation.  Historically, the Company has executed non-binding term sheets for a relatively small percentage of evaluated loans. The Company operates in a competitive market for investment opportunities and competition may limit its ability to originate or acquire the investments in the pipeline. The consummation of any of the loans in the pipeline depends upon, among other things, one or more or the following: satisfactory completion of the Company’s due diligence investigation and investment process, market conditions, available liquidity, the Company’s agreement with the sponsor on the terms and structure of such loan, and the execution and delivery of satisfactory transaction documentation. In addition, the Company may co-originate some of these loans with third parties. The Company cannot provide any assurances that it will close or co-originate any of these loans.

As of May 13, 2013, the Company has approximately $40 million of remaining capital, either in cash or in approved but undrawn capacity under the Company’s secured funding facilities. After holding in reserve $20.0 million in liquidity requirements, the Company has approximately $20 million in capital available to fund additional commitments, the Company’s existing outstanding commitments and for other working capital purposes.  Assuming that the Company uses such amount as equity capital to make new investments and is able to achieve a debt-to-equity ratio of 1-to-1 to 2-to-1, the Company has the capacity to fund approximately $40 million to approximately $60 million of additional senior loan investments.  As of May 13, 2013, the total unfunded commitments for the Company’s existing loans held for investment was approximately $53.6 million and borrowings under the Company’s secured funding facilities and from the issuance of convertible senior notes were approximately $222.1 million and $69.0 million, respectively.

FIRST QUARTER 2013 DIVIDEND

On March 14, 2013, the Company declared a dividend of $0.25 per common share for the first quarter of 2013, which was paid on April 18, 2013 to common stockholders of record as of April 8, 2013.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a webcast and conference call on Wednesday, May 15, 2013, 9:00 AM Central Time (10:00 AM Eastern Time) to discuss its financial results for the quarter ended March 31, 2013.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast.  Domestic callers can access the conference call by dialing (888)-317-6003.  International callers can access the conference call by dialing +1 (412)-317-6061.  All callers will need to enter the Participant Elite Entry Number 4229219 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator.  All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 30, 2013 to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1 (412)-317-0088. For all replays, please reference conference number +1 (412)-317-0088.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle-market borrowers. Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust commencing with its taxable year ended December 31, 2012, and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $59 billion in committed capital under management as of March 31, 2013.  For more information, please visit the Company’s website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

FORWARD LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACT

Carl Drake
Ares Commercial Real Estate Corporation
888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$22,550	$23,390
Restricted cash	3,719	3,210
Loans held for investment	409,943	353,500
Accrued interest receivable	2,464	1,746
Deferred financing costs, net	4,780	5,168
Other assets	497	845

Total assets	$443,953	$387,859

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Secured financing agreements	$200,050	$144,256
Convertible notes	67,411	67,289
Derivative liability	2,223	1,825
Accounts payable and accrued expenses	1,455	1,788
Due to affiliate	1,442	1,320
Dividends payable	2,317	2,316
Other liabilities	5,471	3,627
Total liabilities	280,369	222,421

Commitments and contingencies (Note 5)

STOCKHOLDERS' EQUITY
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized at March 31, 2013 and December 31, 2012, no shares issued and outstanding at March 31, 2013 and December 31, 2012	-	-
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2013 and December 31, 2012, respectively, 9,267,162 shares issued and outstanding at March 31, 2013 and December 31, 2012	92	92
Additional paid in capital	169,336	169,200
Accumulated deficit	(5,844)	(3,854)
Total stockholders' equity	163,584	165,438
Total liabilities and stockholders' equity	$443,953	$387,859

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended March 31, 2013	For the three months ended March 31, 2012
	(unaudited)	(unaudited)
Net interest margin:
Interest income	$6,711	$949
Interest expense (from secured funding facilities)	(1,385)	(339)
Net interest margin	5,326	610

Expenses:
Other interest expense	1,950	-
Management fees to affiliate	614	-
Professional fees	566	65
Acquisition and investment pursuit costs	640	-
General and administrative expenses	482	37
General and administrative expenses reimbursed to affiliate	747	-
Total expenses	4,999	102
Net income	327	508

Less income (loss) attributable to Series A Convertible Preferred
Stock:
Preferred dividends	-	(52)
Accretion of redemption premium	-	(572)
Net income (loss) attributable to common stockholders	$327	$(116)
Net income (loss) per common share:
Basic and diluted earnings (loss) per common share	$0.04	$(0.12)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	9,212,644	998,571
Diluted weighted average shares of common stock outstanding	9,267,162	998,571
Dividends declared per share of common stock	$0.25	$0.30

March 31, 2013 and 2012 Reconciliation of Net Income to Core Earnings

Core Earnings is a non-GAAP financial measure that is used, among other things, to compute incentive fees payable to the Company’s external manager, Ares Commercial Real Estate Management LLC (“ACREM”). The Company believes the disclosure of Core Earnings provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial conditions and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee payable to ACREM, depreciation and amortization (related to targeted investments that are structured as debt to the extent the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss). The amount will be also be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by ACREM and approved by a majority of the independent directors of the Company.  Core Earnings (loss) for the three months ended March 31, 2013 and 2012 were approximately $0.09 million or $0.09 per basic and diluted common share and approximately $(116) million or $(0.12) per basic and diluted common share, respectively.  Reconciliation of Core Earnings (loss) to the most directly comparable GAAP financial measure, net income (loss), is set forth in the table below for the three months ended March 31, 2013 and 2012:

	For the three months ended March 31, 2013		For the three months ended March 31, 2012

$ in thousands, except per share amounts	Amount	Per Share	Amount	Per Share

Net income (loss) attributable to common stockholders	$327	$0.04	$(116)	$(0.12)
Add back: non-cash stock-based compensation	136	0.01	-	-
Add back: unrealized loss on derivative	398	0.04	-	-
Core Earnings (loss)	$861	$0.09	$(116)	$(0.12)